Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-169556, No. 333-175565, No. 333-186464, No. 333-188510, No. 333-198378, No. 333-213742 and No. 333-216711) and on Form S-3 (No. 333-228908 and No. 333-213766) of Precision Therapeutics, Inc. of our audit report dated January 18, 2019, relating to the consolidated financial statements of Helomics Holding Corporation and Subsidiaries as of and for the nine-month period ended September 30, 2018, which appears in Exhibit 99.1 to this Form 8-K.

Schneider Downs & Co., Inc.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania

January 22, 2019